BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Resource Holdings Ltd.

(hereinafter referred to as "the Company")

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status	Nationality	Number of Shares
	(Yes or No)		Subscribed

Kim Willey Crawford House 50 Cedar Avenue Hamilton HM 11	No	Canadian	1

Neil Horner Crawford House 50 Cedar Avenue Hamilton HM 11	No	U.K.	1

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding _________ in all, including the following parcels:- NIA

5.	The authorised share capital of the Company is US$12,000 divided into 12,000,000 shares of par value US$0.001 each.

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	The following are provision regarding the powers of a Company :

i)	Has the powers of a natural person;

ii)	Subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

iii)	Has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and

iv)	Has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

Subscribed this
20th day of August
2012

FORM N0. 3a	Registration No. 46819

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Resource Holdings Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Till Capital Ltd. on the 19th day of March 2014.